SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2016, P. Michael Foley announced his resignation as Chief Credit Officer of the Company and the Bank to pursue other opportunities. On January 15, 2016, the Company appointed Mr. Bailey “Chip” Knight Chief Credit Officer.

Mr. Knight, 48, has served as a Market President and Senior Lender of the Company since April 2, 2012. In his position with as Market President, Mr. Knight was responsible for all retail and lending functions in the three office Cheatham County, Tennessee market. As Senior Lender, Mr. Knight’s responsibilities included relationships with the Company’s largest commercial lending clients as well as assisting other commercial loan officers in the calling and structuring of loan agreements.

Prior to April 2012, Mr. Knight was the Regional Executive and Team Lead with Capital Bank and GreenBank, where he was responsible for all retail and lending functions in eight offices located in Northern Middle Tennessee. Mr. Knight has over 25 years of commercial banking experience, all in Middle Tennessee and is a lifelong resident of Montgomery County, Tennessee. Mr. Knight holds a Bachelor of Business Administration from Austin Peay State University in Finance and is married with five children.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: January 15, 2016	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer